UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): May 24, 2007
TERREMARK WORLDWIDE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12475	84-0873124

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2601 S. Bayshore Drive
Miami, Florida 33133

(Address of Principal Executive Office)
Registrant’s telephone number, including area code (305) 856-3200

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 240.13e-4(c)) 13e-4(c) under the Exchange Act (17 CFR

ITEM 2.01.	Completion of Acquisition or Disposition of Assets.
     On May 24, 2007, Terremark Worldwide, Inc. (the “Company”) completed the transactions contemplated by that certain Interest Purchase Agreement, dated as of May 11, 2007 (the “Purchase Agreement”) by and among Saratoga Partners IV LP, Saratoga Management Company LLC, Saratoga Coinvestment IV LLC, Saratoga Associates IV LLC, certain management sellers party thereto (collectively, the “Sellers”), Data Return LLC (“Data Return”) and the Company, pursuant to which the Company acquired all of the Sellers’ right, title and interest in and to one hundred percent of the outstanding membership interests of Data Return.
     The aggregate purchase price for Data Return was $85 million, subject to adjustment, composed of $70 million in cash, $2.5 million of which has been placed in a two-year escrow to satisfy certain indemnification obligations of the Sellers which may arise from time to time, and $15 million of the Company’s common stock, par value $0.001 (the “Common Stock”), or 1,925,546 shares based on the closing price of the Common Stock on Friday, May 11, 2007 of $7.79 per share.
     The Common Stock to be issued to the Sellers (the “Shares”) in connection with the transactions contemplated by the Purchase Agreement has not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws and may not be sold except in a transaction registered under, or exempt from, the registration provisions of the Securities Act and applicable state securities laws. On May 11, 2007 (the “Effective Date”), the Company entered into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which the Company has agreed for the benefit of the Sellers to use its commercially reasonable efforts to file with the Securities and Exchange Commission (the “Commission”) and cause to become effective a registration statement with respect to the Shares. If the Company fails to (i) file the registration statement with the Commission within 75 days after the Effective Date, (ii) cause the Commission to declare the registration statement effective within 180 days of the Effective Date or (iii) maintain the effectiveness of the registration statement until the earlier of (x) the date that all of the Shares have been sold or (y) the date that all of the Shares may be freely traded without registration under Rule 144 under the Securities Act (provided in each case that such failure is not caused by the holders of such Shares), then the Company shall pay the holders of such shares (a) $50,000 for the first month that such default remains uncured, (b) $75,000 for the second month that such default remains uncured and (c) $100,000 per month for each month that such default remains uncured thereafter, in each such case calculated on a pro rata basis to the date on which such default is cured.
     The foregoing description of each of the (i) Purchase Agreement and (ii) Registration Rights Agreement is only a summary and is qualified in its entirety by reference to the full text of the Purchase Agreement and Registration Rights Agreement, copies of which are incorporated by reference in this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

ITEM 3.02	Unregistered Sales of Equity Securities.
     See Item 2.01 above. The Shares issued are exempt from registration in reliance upon Section 4(2) of the Securities Act and/or Regulation D of the Securities Act.

ITEM 7.01	Regulation FD Disclosure.
     On May 29, 2007, the Company issued a press release announcing the Company’s completion of the transactions contemplated by the Purchase Agreement pursuant to which it acquired Data Exchange. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01.	Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired
     The financial statements required by this Item will be filed by amendment not later than 71 calendar days after the date that this Report on Form 8-K was due to be filed.
(b)	Pro Forma Financial Information
     The financial statements required by this Item will be filed by amendment not later than 71 calendar days after the date that this Report on Form 8-K was due to be filed.
(d)	Exhibits

Exhibit
Number	Description

10.1
Interest Purchase Agreement, dated May 11, 2007, by and among the Company and the Sellers (incorporated by reference to Exhibit 10.1 filed as part of the Company’s Current Report on Form 8-K dated May 11, 2007).

10.2
Registration Rights Agreement, dated May 11, 2007, by and among the Company and the Sellers (incorporated by reference to Exhibit 10.2 filed as part of the Company’s Current Report on Form 8-K dated May 11, 2007).

99.1	Press Release issued by the Company on May 29, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERREMARK WORLDWIDE, INC.
Date: May 29, 2007	By:	/s/ Jose A. Segrera
Jose A. Segrera
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1
Interest Purchase Agreement, dated May 11, 2007, by and among the Company and the Sellers (incorporated by reference to Exhibit 10.1 filed as part of the Company’s Current Report on Form 8-K dated May 11, 2007).

10.2
Registration Rights Agreement, dated May 11, 2007, by and among the Company and the Sellers (incorporated by reference to Exhibit 10.2 filed as part of the Company’s Current Report on Form 8-K dated May 11, 2007).

99.1	Press Release issued by the Company on May 29, 2007.

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